Exhibit 99.1

ICU Medical, Inc. Announces Fourth Quarter and Fiscal Year 2014 Results

Company Generated $74 Million of Adjusted EBITDA for Full Year of 2014

SAN CLEMENTE, Calif., Feb. 9, 2015 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI) ("ICU Medical"), a leader in innovative medical devices used in vascular therapy, oncology and critical care applications, today announced financial results for the fourth quarter and fiscal year ended December 31, 2014.

Fourth Quarter 2014 Results
Fourth quarter 2014 revenue was $79.9 million, compared to $77.9 million in the same period last year. GAAP net income for the fourth quarter of 2014 was $7.4 million, or $0.46 per diluted share, as compared to GAAP net income of $13.3 million, or $0.86 per diluted share, for the fourth quarter of 2013. Adjusted diluted earnings per share for the fourth quarter of 2014 was $0.68 as compared to $0.94 for the fourth quarter of 2013. Also, adjusted EBITDA was $21.9 million for the fourth quarter of 2014 as compared to $20.1 million for the fourth quarter of 2013.

Full Fiscal Year 2014 Results
Fiscal year 2014 revenue was $309.3 million, compared to $313.7 million in the same period last year. GAAP net income for fiscal year 2014 was $26.3 million, or $1.68 per diluted share, as compared to GAAP net income of $40.4 million, or $2.65 per diluted share, for fiscal year 2013. Adjusted diluted earnings per share for fiscal year 2014 was $2.38 as compared to $3.06 for fiscal year 2013. Also, adjusted EBITDA was $73.9 million for fiscal year 2014 as compared to $79.0 million for fiscal year 2013.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "Fourth quarter and full year results were slightly above our expectations. Consistent with our trends during the previous two quarters, fourth quarter revenue was driven by strength in direct infusion therapy, oncology and international sales and this was offset by an expected decline in our OEM business.”

Revenues by market segment for the three and twelve months ended December 31, 2014 and 2013 were as follows:

(dollars in millions)
	Fiscal year ended December 31,			Three months ended December 31,
Market Segment	2014	2013	Change	2014	2013	Change
Infusion Therapy	$216.0	$221.0	$(5.0)	$56.5	$54.2	$2.3
Critical Care	55.1	54.3	0.8	13.8	13.3	0.5
Oncology	36.9	37.1	(0.2)	9.3	9.9	(0.6)
Other	1.3	1.3	—	0.3	0.5	(0.2)
	$309.3	$313.7	$(4.4)	$79.9	$77.9	$2.0

The Company ended the fourth quarter with a strong balance sheet. As of December 31, 2014, cash, cash equivalents and investment securities totaled $346.8 million and working capital was $408.5 million. Additionally, the Company generated operating cash flow of $60.5 million for the fiscal year of 2014.

Fiscal Year 2015 Guidance
For the year, the Company expects revenue to be in the range of $312 million to $317 million, GAAP diluted earnings per share to be in the range of $2.15 to $2.25, adjusted diluted earnings per share to be in the range of $2.70 to $2.80, and adjusted EBITDA to be in the range of $84 million to $86 million.

Conference Call
The Company will be conducting a conference call concerning these announcements at 4:30 p.m. EST (1:30 p.m. PST), today, Monday, February 9, 2015. The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 74256379. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS"). Adjusted EBITDA excludes intangible asset amortization expense, depreciation expense, stock compensation expense, strategic transaction expense, restructuring expense and income tax expense. Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, stock compensation expense, strategic transaction expense and restructuring expense.

The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

Reconciliations of our GAAP to non-GAAP financial are included in the financial tables in this press release.

About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in vascular therapy, oncology and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The company's complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding guidance for the first quarter and fiscal year 2015. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2013. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
(unaudited)

	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$275,812	$226,022
Investment securities	70,952	70,869
Cash, cash equivalents and investment securities	346,764	296,891
Accounts receivable, net of allowance for doubtful accounts of $1,127 and $1,208 at December 31, 2014 and 2013, respectively	39,051	45,318
Inventories	36,933	34,451
Prepaid income taxes	3,963	5,966
Prepaid expenses and other current assets	5,818	7,319
Deferred income taxes	4,683	4,351
Total current assets	437,212	394,296

PROPERTY AND EQUIPMENT, net	86,091	87,861
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	7,063	8,490
DEFERRED INCOME TAXES	9,258	7,518
	$541,102	$499,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,378	$11,335
Accrued liabilities	17,350	15,551
Total current liabilities	28,728	26,886

DEFERRED INCOME TAXES	1,376	3,630
INCOME TAX LIABILITY	2,746	4,402
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized-500 shares; Issued and outstanding- none	—	—
Common stock, $0.10 par value - Authorized-80,000 shares; Issued 15,595 shares at December 31, 2014 and 15,103 at December 31, 2013, outstanding 15,595 shares at December 31, 2014 and 15,102 shares at December 31, 2013	1,559	1,510
Additional paid-in capital	107,336	78,495
Treasury stock, at cost - 0 shares at December 31, 2014 and 1 shares at December 31, 2013	—	(49)
Retained earnings	408,911	382,576
Accumulated other comprehensive income (loss)	(9,554)	2,193
Total stockholders’ equity	508,252	464,725
	$541,102	$499,643

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(unaudited)

	Year ended December 31,
	2014	2013	2012
REVENUES:
Net sales	$308,770	$313,056	$316,322
Other	490	660	547
TOTAL REVENUE	309,260	313,716	316,869
COST OF GOODS SOLD	157,859	158,984	160,359
Gross profit	151,401	154,732	156,510
OPERATING EXPENSES:
Selling, general and administrative	88,939	89,006	84,604
Research and development	18,332	12,407	10,630
Restructuring and strategic transaction	5,093	1,370	—
Total operating expenses	112,364	102,783	95,234
Income from operations	39,037	51,949	61,276
OTHER INCOME	755	765	563
Income before income taxes	39,792	52,714	61,839
PROVISION FOR INCOME TAXES	(13,457)	(12,296)	(20,558)
NET INCOME	$26,335	$40,418	$41,281
NET INCOME PER SHARE
Basic	$1.72	$2.75	$2.9
Diluted	$1.68	$2.65	$2.8
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	15,282	14,688	14,223
Diluted	15,647	15,274	14,725

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended December 31,
	2014	2013
REVENUES:
Net sales	$79,773	$77,637
Other	123	304
TOTAL REVENUE	79,896	77,941
COST OF GOODS SOLD	40,211	38,996
Gross profit	39,685	38,945
OPERATING EXPENSES:
Selling, general and administrative	20,299	21,900
Research and development	5,080	3,458
Restructuring and strategic transaction	2,253	29
Total operating expenses	27,632	25,387
Income from operations	12,053	13,558
OTHER INCOME	183	195
Income before income taxes	12,236	13,753
PROVISION FOR INCOME TAXES	(4,864)	(421)
NET INCOME	$7,372	$13,332
NET INCOME PER SHARE
Basic	$0.48	$0.89
Diluted	$0.46	$0.86
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	15,469	14,491
Diluted	15,934	15,416

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Year ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,335	$40,418	$41,281
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,447	19,506	19,001
Provision for doubtful accounts	34	185	(237)
Provision for warranty and returns	(360)	671	220
Stock compensation	9,592	5,434	5,563
Loss (gain) on disposal of property and equipment	8	(36)	212
Bond premium amortization	2,188	2,715	2,585
Changes in operating assets and liabilities:
Accounts receivable	4,912	3,556	(5,395)
Inventories	(3,836)	2,319	4,573
Prepaid expenses and other assets	1,970	(383)	(415)
Accounts payable	(621)	(31)	(1,536)
Accrued liabilities	2,344	(2,215)	1,199
Income taxes, including excess tax benefits and deferred income taxes	(1,373)	(6,413)	(780)
Net cash provided by operating activities	60,640	65,726	66,271
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(16,604)	(18,415)	(19,160)
Proceeds from sale of assets	5	49	10
Intangible asset additions	(989)	(1,080)	(1,145)
Purchases of investment securities	(93,588)	(86,022)	(98,876)
Proceeds from sale of investment securities	89,426	92,348	77,798
Net cash used by investing activities	(21,750)	(13,120)	(41,373)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	16,998	18,004	14,844
Proceeds from employee stock purchase plan	2,485	2,457	2,220
Tax benefits from exercise of stock options	5,700	6,966	4,567
Purchase of treasury stock	(5,836)	(3,033)	—
Net cash provided by financing activities	19,347	24,394	21,631
Effect of exchange rate changes on cash	(8,447)	2,122	781
NET INCREASE IN CASH AND CASH EQUIVALENTS	49,790	79,122	47,310
CASH AND CASH EQUIVALENTS, beginning of period	226,022	146,900	99,590
CASH AND CASH EQUIVALENTS, end of period	$275,812	$226,022	$146,900

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$8,668	$12,172	$16,741
NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$789	$212	$427

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(unaudited)

	Adjusted EBITDA
	Q4		Year Ended
	2014	2013	2014	2013
GAAP net income	$7,372	$13,332	$26,335	$40,418

Non-GAAP adjustments:
Stock compensation expense (a)	2,602	1,301	9,592	5,434
Depreciation and amortization expense (b)	4,805	5,055	19,447	19,506
Restructuring and strategic transaction expense (c)	2,253	29	5,093	1,370
Provision for income taxes (d)	4,864	421	13,457	12,296
Total non-GAAP adjustments	14,524	6,806	47,589	38,606

Adjusted EBITDA	$21,896	$20,138	$73,924	$79,024

	Adjusted diluted earnings per share
	Q4		Year Ended
	2014	2013	2014	2013
GAAP diluted earnings per share	$0.46	$0.86	$1.68	$2.65

Non-GAAP adjustments:
Stock compensation expense (a)	$0.16	$0.08	$0.61	$0.36
Amortization expense (e)	$0.04	$0.04	$0.15	$0.17
Restructuring and strategic transaction expense (c)	$0.14	$—	$0.33	$0.09
Estimated income tax impact from adjustments (f)	$(0.12)	$(0.04)	$(0.39)	$(0.21)
Adjusted diluted earnings per share	$0.68	$0.94	$2.38	$3.06

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Restructuring and strategic transaction expense
(d) Income tax expense recognized during the period.
(e) Amortization expense
(f) Estimated income tax effect on adjustments for stock compensation expense, amortization expense and restructuring and strategic transaction expense.

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2015 Outlook
(Amounts in millions, except per share data)
(unaudited)

GAAP net income	$ 35	$ 36

Non-GAAP adjustments:
Stock compensation expense (a)	12	12
Depreciation and amortization expense (b)	19	19
Provision for income taxes (c)	18	19
Total non-GAAP adjustments	49	50

Adjusted EBITDA	$ 84	$ 86

GAAP diluted earnings per share	$2.15	$2.25

Non-GAAP adjustments:
Stock compensation expense (a)	$0.73	$0.73
Amortization expense (d)	$0.11	$0.11
Estimated income tax impact from adjustments (e)	$(0.29)	$(0.29)
	$2.7	$2.8
Adjusted diluted earnings per share

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Income tax expense recognized during the period.
(d) Amortization expense
(e) Estimated income tax effect on adjustments for stock compensation expense and amortization expense.

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254